Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the accompanying Registration Statement on Form S-3 of Savient Pharmaceuticals, Inc. of our report dated March 16, 2007, relating to our audit of the consolidated financial statements and internal controls over financial reporting of Savient Pharmaceuticals, Inc. as of December 31, 2006.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.
/s/ McGladrey & Pullen, LLP
New York, New York
September 21, 2007